UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2015

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit C1, Ground Floor, Koon Wah Building No. 2 Yuen Shun Circuit Yuen Chau Kok, Shatin New Territories, Hong Kong
(Address of principal executive offices)

+ 852-3147 6600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.           Submission of Matters To a Vote of Security Holders

We held an annual meeting of stockholders on October 29, 2015 (Hong Kong time), for purposes of:

•	electing six directors, each to serve until our 2016 annual meeting of stockholders;
•	ratifying the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2015;
•	approving amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock; and
•	non-binding advisory vote of the compensation of the Company’s named executive officers.

All of the persons nominated to serve on our board of directors, namely Clarence (Yuk Man) Chung, Vincent L. DiVito, John W. Crawford, J.P., Samuel (Yuen Wai) Tsang, Anthony (Kanhee) Tyen, Ph.D. and Dennis (Chi Wai) Tam, were elected to our board of directors with shares voted as follows:

	Shares voted for	Shares withheld
Clarence (Yuk Man) Chung	10,303,652	157,411
Vincent L. DiVito	10,456,427	4,636
John W. Crawford, J.P.	10,451,484	9,579
Samuel (Yuen Wai) Tsang	10,312,277	148,786
Anthony (Kanhee) Tyen, Ph.D.	10,451,491	9,572
Dennis (Chi Wai) Tam	10,297,753	163,310

There were 2,494,287 broker non-votes for this proposal.

Our shareholders ratified the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2015 with shares voted as follows:

Shares voted for	12,941,132
Shares against	14,141
Shares abstaining	77

 Our shareholders approved amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock with shares voted as follows:

Shares voted for	12,296,990
Shares against	653,590
Shares abstaining	4,770

Our shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement with shares voted as follows:

Shares voted for	10,413,136
Shares against	40,081
Shares abstaining	7,846

There were 2,494,287 broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: November 2, 2015	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer